Exhibit 99.1

News Release

Contacts:

Integra LifeSciences Holdings Corporation

John B. Henneman, III Executive Vice President, Finance and Administration, and Chief Financial Officer (609) 275-0500 jhenneman@Integra-LS.com	Investor Relations: Angela Steinway (609) 936-2268 Angela.Steinway@Integra-LS.com

Integra LifeSciences Reports Third Quarter 2009 Financial Results

Revenues for the third quarter increased to $172 million

Outstanding debt reduced by $58 million

Plainsboro, New Jersey, November 4, 2009 – Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported its financial results for the third quarter ending September 30, 2009. Total revenues were $172.3 million, reflecting an increase of $5.3 million, or 3%, over the third quarter of 2008. Excluding the impact of currency exchange rates, revenues increased 4%. Revenues by product category are presented in a table at the end of this press release.

“We achieved solid top- and bottom-line growth as our business continues to execute well, despite ongoing economic pressures,” said Integra’s President and Chief Executive Officer, Stuart Essig.

The Company reported GAAP net income of $14.4 million, or $0.49 per diluted share, for the third quarter of 2009, compared to GAAP net loss of $16.9 million, or a loss of $0.60 per diluted share, for the third quarter of 2008.

Adjusted net income for the third quarter of 2009, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $15.6 million, or $0.53 per diluted share. Adjusted net income for the third quarter of 2008, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $13.3 million, or $0.45 per diluted share.

Integra generated $28.4 million in cash flows from operations and used $5.7 million of cash on capital expenditures in the third quarter of 2009. For the four quarters ended September 30, 2009, Integra’s cash flows from operations exceeded $120 million.

During the quarter, Integra repurchased $17.7 million par value of its 2.75% senior convertible notes due June 2010 for $17.3 million in cash and paid down $40.0 million of its credit facility.

“Our strong operating cash flow and cash position have enabled us to repurchase over $68 million of our notes and pay down $100 million on our credit facility since the beginning of the year,” said Jack Henneman, Integra’s Chief Financial Officer. “We finished the quarter with $106.7 million in cash and $140 million in capacity under our revolving credit facility.”

Adjusted EBITDA for the third quarter of 2009, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $34.9 million, an increase of 11% compared to the same period last year. Adjusted EBITDA excluding stock-based compensation for the third quarter of 2009, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $38.7 million, an increase of 12% compared to the same period last year.

The Company is now providing adjusted net income excluding intangible asset amortization. For the third quarter of 2009, adjusted net income excluding intangible asset amortization, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $18.8 million, or $0.64 per diluted share. Adjusted net income excluding intangible asset amortization for the third quarter of 2008, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $16.4 million, or $0.56 per diluted share.

Outlook for 2009

The Company is updating its GAAP earnings per share guidance and reiterating its revenue and adjusted earnings per share guidance for the full year 2009. The Company continues to anticipate revenues between $680 million and $700 million. The Company is guiding to GAAP earnings per diluted share of between $1.59 and $1.79 and to adjusted earnings per diluted share of between $2.00 and $2.20. In accordance with our usual practice, expectations for financial performance do not include the impact of acquisitions or other strategic corporate transactions that have not yet closed.

In the future, the Company may record, or expects to record, certain additional revenues, gains, expenses or charges (such as acquisition-related charges, facility consolidation, manufacturing and distribution transfer, and system integration charges, and non-cash interest expense related to the application of FASB Staff Position APB 14-1) that it will exclude in the calculation of adjusted EBITDA and adjusted earnings per share for historical periods and in providing adjusted earnings per share guidance.

On a quarterly basis, the Company expects to incur approximately $4 million, or $0.08 per share, of share-based compensation expense associated with FAS 123R in 2009. This non-cash compensation expense is reflected in both the GAAP and adjusted earnings per share guidance for 2009 provided above.

Conference Call

Integra has scheduled a conference call for 8:30 AM ET on Wednesday, November 4, 2009 to discuss financial results for the third quarter of 2009 and forward-looking financial guidance. The conference call will be hosted by Stuart Essig, President and Chief Executive Officer of Integra, and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.

Access to the live call is available by dialing 719-325-4863 and using the passcode 6739174. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra’s website at www.Integra-LS.com. Access to a replay is available through November 18, 2009 by dialing 719-457-0820 and using the passcode 6739174. The webcast will also be archived under Events & Presentations in the Investor Relations section of its website (www.Integra-LS.com).

***

Integra LifeSciences Holdings Corporation, a world leader in regenerative medicine, is a global medical device company dedicated to improving the quality of life for millions of patients every year. Our products are used primarily in orthopedics, neurosurgery and general surgery. Headquartered in Plainsboro, New Jersey, Integra has research and manufacturing facilities throughout the world. For more information, visit www.Integra-LS.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflect the Company’s judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, stock-based compensation, non-GAAP adjustments such as acquisition-related charges, non-cash interest expense related to the application of FSP APB 14-1, and income tax expense (benefit) related to non-GAAP adjustments, and adjusted EBITDA. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to: the Company’s ability to maintain relationships with customers of acquired entities; physicians’ willingness to adopt and third-party payors’ willingness to provide reimbursement for the Company’s recently launched and planned products; initiatives launched by the Company’s competitors; the Company’s ability to secure regulatory approval for products in development; fluctuations in hospital spending for capital equipment; the Company’s ability to comply with and obtain approvals for products of human origin and comply with recently enacted regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs of legal compliance matters or internal controls review, improvement and remediation; the impact of changes in management or staff levels; the Company’s ability to integrate acquired businesses; the Company’s ability to leverage its existing selling organizations and administrative infrastructure; the Company’s ability to increase product sales and gross margins, and control non-product costs; the amount and timing of acquisition and integration related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States; the timing and amount of share-based awards granted to employees; fluctuations in foreign currency exchange rates; the amount of our convertible notes outstanding, and the economic, competitive, governmental, technological and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra’s Annual Report on Form 10-K for the year ended December 31, 2008 and information contained in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Discussion of Adjusted Financial Measures

In addition to our GAAP results, we provide adjusted revenues, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA excluding stock-based compensation, adjusted net income, adjusted net income excluding intangible asset amortization, adjusted earnings per diluted share and adjusted earnings per diluted share excluding intangible asset amortization. Adjusted revenues consist of growth in total revenues excluding the effects of currency exchange rates. The various measures of adjusted EBITDA consist of GAAP net income (loss), excluding: (i) income taxes, (ii) other income (expense), net, (iii) depreciation and amortization, (iv) interest income and expense, (v) those operating expenses also excluded from adjusted net income and, as appropriate (vi) stock-based compensation expense. The various measures of adjusted net income consist of GAAP net income (loss), excluding: (i) acquisition-related charges; (ii) facility consolidation, manufacturing and distribution transfer and system integration charges; (iii) certain employee termination and related costs; (iv) charges associated with discontinued or withdrawn product lines; (v) charges related to restructuring our European subsidiaries; (vi) charges or gains related to litigation matters or disputes; (vii) intangible asset impairment charges; (viii) incremental professional and bank fees related to (a) the delayed filing of financial statements and (b) waivers or possibility of obtaining waivers under our revolving credit facility; (ix) charges recorded in connection with terminating defined benefit pension plans; (x) charges relating to the grant of restricted stock units in connection with the extension of the term of the CEO’s employment agreement; (xi) loss/gain related to the early extinguishment of convertible notes; (xii) non-cash interest expense related to the application of FSP APB 14-1; (xiii) the income tax expense/benefit related to these adjustments; (xiv) quarterly adjustments to income tax expense/benefit related to the cumulative impact of changes in estimated tax rates and certain infrequently occurring items; (xv) income tax expenses or gains related to restructuring our European subsidiaries; and, as appropriate, (xvi) intangible asset amortization expense. Adjusted net income attributable to diluted shares is calculated by multiplying adjusted net income by the diluted share percentage. The various adjusted earnings per diluted share measures are calculated by dividing the applicable adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. Reconciliations of GAAP revenues to adjusted revenues for the quarter ended September 30, 2009; GAAP net income (loss) to adjusted EBITDA, adjusted EBITDA excluding stock-based compensation, adjusted net income and adjusted net income excluding intangible asset amortization; and GAAP earnings (loss) per diluted share to adjusted earnings per diluted share and adjusted earnings per diluted share excluding intangible asset amortization for the quarters ended September 30, 2009 and 2008 appear in the financial tables in this release.

Integra believes that the presentation of adjusted revenues and the various adjusted EBITDA, adjusted net income, and adjusted earnings per diluted share measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company’s Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC’s website at www.sec.gov or on our website at www.Integra-LS.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended
	September 30,
	2009	2008
TOTAL REVENUES	$172,286	$167,028
COSTS AND EXPENSES
Cost of product revenues	63,021	64,317
Research and development	11,525	34,718
Selling, general and administrative	69,915	87,660
Intangible asset amortization	4,005	3,224

Total costs and expenses	148,466	189,919
Operating income (loss)	23,820	(22,891)
Interest income	197	399
Interest expense	(5,493)	(6,955)
Other income (expense), net	(380)	(409)

Income (loss) before income taxes	18,144	(29,856)
Income tax expense (benefit)	3,712	(13,001)

Net income (loss)	14,432	(16,855)
Diluted share percentage	99.3%	100.0%

Net income (loss) attributable to diluted shares	$14,330	($16,855)
Diluted net income (loss) per share	$0.49	($0.60)

Weighted average common shares
outstanding for diluted net
income (loss) per share	29,400	28,123

Listed below are the items included in GAAP revenues and GAAP net income (loss) that management excludes in computing the adjusted financial measures referred to in the text of this press release and further described under Discussion of Adjusted Financial Measures.

(In thousands)
A. Growth in total revenues excluding the effects of currency exchange rates

	Three Months Ended
	September 30,
	2009	2008	Change
Integra Orthopedics	$64,135	$53,777	19%
Integra NeuroSciences	$67,228	$68,086	-1%
Integra Medical Instruments	$40,923	$45,165	-9%

Net Sales	$172,286	$167,028	3%
Impact of changes in
currency exchange rates	$1,740	—

Growth in total revenues
excluding the effects of
currency exchange rates	$174,026	$167,028	4%

B. Items included in GAAP net income(loss)

	Three Months Ended
	September 30,
	2009	2008

Acquisition-related charges (a)	$1,035	$26,584

Intangible asset impairment charges (b)	1,519	—

Charges associated with discontinued or withdrawn
product lines (c)	—	1,207

Facility consolidation, manufacturing and
distribution transfer and
system integration charges (d)	96	238

Charge related to grant of restricted stock units
in connection with the extension of the term of
the CEO’s employment agreement (e)	—	18,356

Litigation settlement (gain) (f)	(253)	—

Loss (gain) related to early extinguishment of
convertible notes (g)	207	—

Non-cash interest expense related to the
implementation of FSP APB 14-1 (h)	2,335	2,706

Income tax expense related to
above adjustments, quarterly adjustments to
income tax expense related to the
cumulative impact of changes in estimated tax
rates and certain infrequently occurring items
that affected the reported tax rate	(3,790)	(18,965)

Stock-based compensation expense*	3,791	3,291

Depreciation expense	3,645	3,410

Intangible asset amortization expense**	4,809	4,490

(a)	Q3 2009 — $641 recorded in cost of product revenues, $276 recorded in research and development, $118 recorded in selling general and administrative; Q3 2008 – $25,240 recorded in research and development, $1,283 recorded in cost of product revenues, $61 in selling general and administrative.

(b)	Q3 2009 – $608 recorded in amortization expense, $911 recorded in cost of product revenues.

(c)	Q3 2008 – all recorded in cost of product revenues.

(d)	All recorded in cost of product revenues.

(e)	Q3 2008 — all recorded in selling general and administrative.

(f)	Q3 2009 – all recorded in other expense (income).

(g)	Q3 2009 – all recorded in other expense (income).

(h)	All recorded in interest expense.

*	Q3 2008 – This amount excludes the stock-based compensation expense included in item (e) above.

**	Q3 2009 – This amount excludes $1,519 of intangible asset amortization expense included in item (b) above.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS – GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA AND ADJUSTED
EBITDA EXCLUDING STOCK BASED COMPENSATION
(UNAUDITED)

(In thousands)

	Three Months Ended
	September 30,
	2009	2008

GAAP net income (loss)	$14,432	$(16,855)
Non-GAAP adjustments:

Depreciation and intangible asset amortization expense	8,454	7,900

Other (income) expense, net	380	409

Interest (income) expense, net	5,296	6,556

Income tax expense (benefit)	3,712	(13,001)

Acquisition-related charges	1,035	26,584

Intangible asset impairment charges	1,519	—

Charges associated with discontinued or withdrawn
product lines	—	1,207

Facility consolidation, manufacturing and distribution
transfer and system integration charges	96	238

Charge related to grant of restricted stock units
in connection with the extension of the term of
the CEO’s employment agreement	—	18,356

Total of non-GAAP adjustments	20,492	48,249

Adjusted EBITDA	$34,924	$31,394

FAS 123R Stock-based compensation	3,791	3,291

Adjusted EBITDA excluding stock-based compensation	$38,715	$34,685

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS – GAAP NET INCOME (LOSS) TO MEASURES OF ADJUSTED NET INCOME
AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended
	September 30,
	2009	2008

GAAP net income (loss)	$14,432	$(16,855)
Non-GAAP adjustments:

Acquisition-related charges	1,035	26,584

Intangible asset impairment charges	1,519	—

Charges associated with discontinued or withdrawn
product lines	—	1,207

Facility consolidation, manufacturing and distribution
transfer and system integration charges	96	238

Charge related to grant of restricted stock units
in connection with the extension of the term of
the CEO’s employment agreement	—	18,356

Litigation settlement (gain)	(253)	—

Loss (gain) related to early extinguishment of
convertible notes	207	—

Non-cash interest expense related to the
application of FSP APB 14-1	2,335	2,706

Income tax expense related to
above adjustments, quarterly adjustments to
income tax expense related to the
cumulative impact of changes in estimated tax
rates and certain infrequently occurring items
that affected the reported tax rate	(3,790)	(18,965)

Total of non-GAAP adjustments	1,149	30,126

Adjusted net income	$15,581	$13,271

Diluted share percentage	99.3%	98.1%

Adjusted net income attributable to diluted shares	$15,465	$13,020

Adjusted diluted net income per share	$0.53	$0.45

Weighted average common shares outstanding for
diluted net income per share	29,400	28,701

Intangible asset amortization expense	4,809	4,490

Income tax expense related to
amortization expense	(1,556)	(1,410)

Adjusted net income, excluding intangible asset amortization	18,834	16,351

Adjusted EPS, excluding intangible asset amortization	$0.64	$0.56

CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	September 30,	December 31,
	2009	2008

Cash and cash equivalents	$106,747	$183,546
Accounts receivable, net	101,379	112,417
Inventory, net	140,541	146,103

Bank line of credit	160,000	260,000
Convertible securities	241,453	299,480

Stockholders’ equity	430,422	372,309

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS – GUIDANCE

(In thousands, except per share amounts)

	Projected Year Ended
	December 31, 2009
	Low	High
GAAP net income	$46,880	$52,880

Non-GAAP adjustments:

Acquisition-related charges	5,170	5,170

Employee termination and related costs	850	850

Charges associated with discontinued or withdrawn
product lines	250	250

Facility consolidation, manufacturing
and distribution transfer, and
system integration charges	580	580

Incremental professional and bank fees
related to (a) the delayed filing
of financial statements and (b) waivers
or possibility of obtaining waivers
under our revolving credit facility	350	350

Charges related to restructuring
European subsidiaries	1,880	1,880

Intangible asset impairment charges	1,520	1,520

Litigation settlements (gain)	(250)	(250)

Loss (gain) related to early extinguishment
of convertible notes	(910)	(910)

Non-cash interest expense related to
the application of FSP APB 14-1	10,080	10,080

Income tax expense related
to above adjustments and certain
infrequently occurring items	(7,400)	(7,400)

Total of non-GAAP adjustments	12,120	12,120

Adjusted net income	$59,000	$65,000

GAAP diluted net income per share	$1.59	$1.79

Non-GAAP adjustments detailed above
(per share)	$0.41	$0.41

Adjusted diluted net income per share	$2.00	$2.20

Weighted average common shares
outstanding for diluted net
income per share	29,300	29,300

IART-F
Source: Integra LifeSciences Holdings Corporation